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Exhibit 23.1

[Letterhead] Deloitte & Touche LLP Two Prudential Plaza 180 North Stetson Avenue Chicago, Illinois 60601

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of John Deere Capital Corporation on Form S-3 of our report dated November 19, 2002, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 2002, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Chicago, Illinois

September 10, 2003

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  Exhibit 23.1